UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
MATTHEW S. CROUSE
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
ROBERT A. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies against the approval of a new management agreement and for the election of its slate of director nominees at the 2009 annual meeting of stockholders (the “Annual Meeting”) of Neuberger Berman Dividend Advantage Fund Inc. (the “Fund”).  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On March 24, 2009, Western Investment issued the following press release.

Western Investment Opposes New Management Agreements for Neuberger Berman Closed-End Funds

Western Investment cites deplorable record and performance, nominates directors for election to the Board of Neuberger Berman Dividend Advantage Fund Inc.(AMEX: NDD)

NEW YORK--(BUSINESS WIRE)--Western Investment LLC (“Western Investment”) is announcing its opposition to any new management agreements between Neuberger Berman and its closed-end funds. Neuberger Berman announced today that it would be presenting new management agreements to stockholders of its closed-end funds for their approval at the closed-end funds’ 2009 annual meetings of stockholders, scheduled to be held on May 13, 2009. Western Investment is a stockholder in all of the Neuberger Berman closed-end funds.

Art Lipson, the managing member of Western Investment stated, “We are concerned that Neuberger Berman is about to ask stockholders of its closed-end funds to approve new management agreements, which would provide substantive economic benefit to Neuberger Berman, at a time when many of those closed-end funds have double-digit discounts to their net asset values and abysmal returns. For example, one such fund, Neuberger Berman Dividend Advantage Fund, Inc. (AMEX:NDD - News) has had a negative 55% return over the past year, and a negative 5.99% return since its inception, significantly trailing the S&P 500 Index. Even more striking, NDD’s issue price in March 2004 was $20.00 per share. Its closing stock price on March 20, 2009 was $4.69, a 76% decline.” Western Investment, together with its affiliates is one of the largest stockholders of NDD, owning over 9.9% of NDD’s outstanding common stock.

Mr. Lipson continued, “We are also concerned about NDD’s continued and excessive discount to its net asset value or NAV. In our view, NDD’s excessive NAV discount has continued for so long that it is clear to stockholders that real action is required, not just lip service, to reduce this discount. Because this Board does not seem to understand this, we have decided to publicly announce our opposition to any new management agreement. We have also submitted director nominations for all expected vacancies at NDD’s next election of directors. To that end, we intend to solicit stockholders to vote against the approval of a new management agreement and in support of the election of our director nominees at the upcoming meeting of stockholders of NDD, as well as the other Neuberger Berman closed-end funds. We intend to file proxy materials with the Securities and Exchange Commission shortly with respect to NDD and other Neuberger Berman closed-end funds.”

Mr. Lipson concluded, “Western Investment believes that Neuberger Berman has a long history of acting contrary to stockholders’ best interests, as well as a deplorable record of inferior investment performance across its closed-end fund complex.”

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies against the approval of a new management agreement and for the election of its slate of director nominees at the upcoming annual meeting of stockholders of Neuberger Berman Dividend Advantage Fund Inc. (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE WESTERN INVESTMENT PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The Participants in the proxy solicitation are Western Investment, Western Investment Hedged Partners L.P. (“WIHP”), Arthur D. Lipson (“Mr. Lipson”), Western Investment Activism Partners LLC (“WIAP”), Western Investment Total Return Partners L.P. (“WITRP”), Western Investment Total Return Fund Ltd. (“WITRL” and together with Western Investment, Mr. Lipson, WIHP, WIAP and WITRP, the “Western Entities”), Benchmark Plus Institutional Partners, L.L.C. (“BPIP”), Benchmark Plus Partners, L.L.C. (“BPP”), Benchmark Plus Management, L.L.C. (“BPM”), Scott Franzblau (“Mr. Franzblau”), Robert Ferguson (“Mr. Ferguson” and together with BPIP, BPP, BPM and Mr. Franzblau, the “Benchmark Entities”), Matthew S. Crouse (“Mr. Crouse”), William J. Roberts (“Mr. Roberts”), Gary G. Schlarbaum (“Mr. Schlarbaum”) and Robert A. Wood (“Professor Wood” and collectively, the “Participants”).

As of the date of this filing, WIHP, WIAP, WITRL and WITRP beneficially owned 159,071, 159,411, 58,113 and 64,397 Shares, respectively, representing approximately 2.7%, 2.7%, 1% and 1.1%, respectively, of the Shares outstanding. As the managing member of WIAP, investment manager of WITRL and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 440,992 Shares owned in the aggregate by WIHP, WIAP, WITRL and WITRP, constituting approximately 7.6% of the Shares outstanding, in addition to the 600 Shares it holds directly. As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the approximately 441,592 Shares beneficially owned by Western Investment, constituting approximately 7.6% of the Shares outstanding. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Western Entities may be deemed to beneficially own the 135,300 Shares owned by the other Participants. The Western Entities disclaim beneficial ownership of such Shares.

As of the date of this filing, BPIP and BPP beneficially owned 125,200 and 10,100 Shares, respectively, constituting approximately 2.2% and less than 1%, respectively, of the Shares outstanding. As the managing member of BPIP and BPP, BPM may be deemed to beneficially own the 135,300 Shares owned in the aggregate by BPIP and BPP, constituting approximately 2.3% of the Shares outstanding. As managing members of BPM, Messrs. Franzblau and Ferguson may be deemed to beneficially own the 135,300 Shares beneficially owned by BPM. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the 441,592 Shares owned by the other Participants. The Benchmark Entities disclaim beneficial ownership of such Shares.

None of Messrs. Crouse Roberts or Schlarbaum or Professor Wood directly owns any Shares. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Crouse, Roberts and Schlarbaum and Professor Wood is deemed to beneficially own the 576,892 Shares beneficially owned in the aggregate by the other Participants. Each of Messrs. Crouse, Roberts and Schlarbaum and Professor Wood disclaims beneficial ownership of such Shares.

Contact:

For Western Investment:
Innisfree M&A Incorporated
Mike Brinn, 212-750-8253
Info@FIXmyFUND.com